©2021 Herc Rentals Inc. All Rights Reserved. Shifting Into High Gear HERC HOLDINGS INC. Q4 and Full Year 2021 Earnings Conference Call February 10, 2022

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 2 Larry Silber President & Chief Executive Officer Herc Rentals Team & Agenda Elizabeth Higashi Vice President, Investor Relations & Sustainability Mark Irion Senior Vice President & Chief Financial Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Agenda • Introductions • Safe Harbor • Overview • Operations Review • Financial Review • Q&A

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, the impact of and our response to COVID-19, our capital allocation strategy, liquidity and capital management, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward- looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non- GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 4 Strong Q4 contributed to record FY 2021 results Outstanding performance by our operations and field support was enhanced by steady demand and a positive operating environment Increased Q4 dollar utilization YoY by 400 basis points to 44.6% Completed 12 acquisitions since December 30, 2020 for a total net cash outlay of approximately $477 million Increased quarterly dividend 15% to $0.575 to record holders as of February 23, 2022, payable March 10, 2022 Raised 2022 adjusted EBITDA guidance Q4 Key Takeaways – Shifting Into High Gear

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 5 Rental Revenues $457.0 $427.3 $542.4 2019 2020 2021 Total Revenues $540.1 $520.4 $578.0 2019 2020 2021 Net Income $35.1 $35.5 $71.8 2019 2020 2021 Fourth Quarter Financial Highlights: Record Performance Adjusted EBITDA¹ $214.4 $195.6 $256.5 2019 2020 2021 Adjusted EBITDA Margin¹ 39.7% 37.6% 44.4% 2019 2020 2021 Earnings Per Diluted Share $1.20 $1.19 $2.36 2019 2020 2021 +27% +31%+11% $ in millions $ in millions $ in millions $ in millions 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 24 +102% +98% +680 bps

NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. 6 Herc Rentals Today 56 Years serving customers ~2,900 Equipment categories 312 Locations in 40 states and five Canadian provinces1 5,600 Employees serving North America $57 billion addressable market2 (1) Location count as of February 10, 2022 (2) ARA estimate of the 2022 North American addressable market as of November 2021

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 7 Integrate ESG Expand Specialty Elevate Technology Allocate Capital Grow the Core Shifting Into High Gear Increasing fleet and locations in urban markets drives revenue, scale and operating leverage Accelerating secular shift from ownership to rental and a service driven model leads to higher utilization and returns Ongoing investment in technology to improve customer experience and operational effectiveness New sustainability goals for 2030 versus 2019 baseline underpin ESG initiatives Ability to retain low leverage of 2.0x to 3.0x provides opportunities for significant investment in fleet growth, M&A, dividends and returns to shareholders

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 8 Our Strategy is Delivering Results Equipment Rental Revenue $ Utilization1 $1,353 $1,499 $1,658 $1,702 $1,544 $1,910 2016 2017 2018 2019 2020 2021 34% 36% 37% 39% 36% 43% 2016 2017 2018 2019 2020 2021 Net Leverage2 4.1x 3.6x 3.1x 2.8x 2.4x 2.1x 2016 2017 2018 2019 2020 2021 Adjusted EBITDA Margin1 34% 33% 35% 37% 39% 43% 2016 2017 2018 2019 2020 2021 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 26, 28 and 29 and previously filed presentations 2. For a definition and calculation, see slide 31 $ in millions

Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 10 Q4 equipment rental revenue increased by 27% over 2020 and 19% over 2019 to a record $542 million Business activity is strong and all of our end markets are showing positive momentum Strong growth in rentals of core and specialty equipment Integration of acquisitions is on track Herc Operating Model continues to drive operational performance Driving Solid Operational Performance

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 11 Diversifying Fleet to Enhance Utilization Specialty 23.5% Aerial 23.5% Earthmoving 13.9% Material Handling 17.7% Other 21.4% Q4 2021 $ Utilization increased to 44.6% 1. Original equipment cost based on ARA guidelines. As of December 31, 2021. Fleet Expenditures at OEC1 Fleet Composition $4.4 billion at OEC1 $103 $289 $172 $63 $109 $88 $90 $62 $117 $188 $210 $210 2019 2020 2021 Q1 Q2 Q3 Q4 $193 $123 $89 $188 $110 $83 $124 $234 $111 $71 $44 $60 2019 2020 2021 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions $ in millions Fleet disposals at OEC in Q4 2021 were $60 million, generating ~42% proceeds as a percent of OEC Average age of disposals was 84 months in Q4 2021 Average fleet age of 49 months at December 31, 2021

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 12 Business Model Driving Growth Q4 Revenue by Customer1 Contractors 32% Industrial 29% Infrastructure and Government 16% Other 23% National: 43% Local: 57% Q4 Local vs National Mix Diverse customer mix and expanding base of local customers continues to provide growth opportunities Continuing investment in both core and specialty fleet is also driving year-over-year growth Expanding through acquisitions and greenfields in fast- growing urban markets to drive top-line growth Local YoY rental revenue growth in the fourth quarter increased 27% and represented 57% of the total mix New customer accounts continued to be a solid source of growth 1. Refer to our 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, healthcare, recreation, and entertainment and special events.

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 13 Expanding through M&A in 2021 EBITDA: $84 million Total Cash Outlay: $477 million EBITDA Multiple: 5.7X Synergized Multiple: 4.2X # of locations 37 States & provinces: Texas, California, Illinois, New Hampshire, Tennessee, New Mexico, Virginia, Maryland, New Jersey, Pennsylvania and Ontario December 2020 April 2021April 2021 August 2021 September 2021 ◦ Revenue synergies through increased density and cross selling ◦ Acquiring talented workforce and local customer relationships – quicker than greenfields ◦ Estimated opportunity for $500+ million of M&A per year October 2021 November 2021 November 2021 December 2021 December 2021 December 2021 M&A Rationale and Benefits November 2021 EV/EBITDA Multiple – 12 Acquisitions

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 14 Integrating ESG: Focusing on Team Herc Total Recordable Incident Rate 1.35 1.11 1.05 0.99 0.86 0.98 2016 2017 2018 2019 2020 2021 Environmental Introduced initiatives to begin reduction of Scope 1 and 2 GHG emissions intensity Social Improved employee survey participation, employee net promoter score and job satisfaction despite challenges of COVID pandemic Integrated new Team Herc members from recent acquisitions - focusing on Herc career development, internal job opportunities and training programs Continued focus on human capital and culture through various initiatives including diversity and community outreach c All of our branches had at least 98% Perfect Days in 2021

Financial Review Mark Irion Senior Vice President and Chief Financial Officer

Q4 & Full Year 2021 Results

$ in millions, except per share data	Three Months Ended December 31, 2021	2020	2019	*2021 vs 2020 % Change*	*2021 vs 2019 % Change*	Year Ended December 31, 2021	2020	2019	*2021 vs 2020 % Change*	*2021 vs 2019 % Change*
Equipment Rental Revenue	$542.4	$427.3	$457.0	*26.9%*	*18.7%*	$1,910.4	$1,543.7	$1,701.8	*23.8%*	*12.3%*
Total Revenues	$578.0	$520.4	$540.1	*11.1%*	*7.0%*	$2,073.1	$1,781.3	$1,999.0	*16.4%*	*3.7%*
Net Income	$71.8	$35.5	$35.1	*102.3%*	*104.6%*	$224.1	$73.7	$47.5	*NM*	*NM*
Earnings Per Diluted Share	$2.36	$1.19	$1.20	*98.3%*	*96.7%*	$7.37	$2.51	$1.63	*NM*	*NM*
Adjusted Net Income[1]	$74.9	$40.2	$38.9	*86.3%*	*92.5%*	$228.6	$88.5	$91.6	*NM*	*NM*
Adjusted Earnings Per Diluted Share[1]	$2.46	$1.35	$1.33	*82.2%*	*85.0%*	$7.52	$3.01	$3.15	*NM*	*NM*
Adjusted EBITDA[1]	$256.5	$195.6	$214.4	*31.1%*	*19.6%*	$894.7	$689.4	$741.0	*29.8%*	*20.7%*
Adjusted EBITDA Margin[1]	44.4 %	37.6 %	39.7 %	*680 bps*	*470 bps*	43.2 %	38.7 %	37.1 %	*450 bps*	*610 bps*
REBITDA Margin[1,2]	45.2 %	45.8 %	46.6 %	*(60) bps*	*(140) bps*	44.8 %	44.2 %	42.7 %	*60 bps*	*210 bps*
REBITDA YoY Flow-Through[1,2]				43.4%	38.2%				47.5%	61.7%
Average Fleet[3] (YoY)	14.9 %	(6.0)%	0.7 %			3.0 %	(2.4)%	0.4 %		
Pricing[3] (YoY)	3.5 %	(0.8)%	3.3 %			2.1 %	0.1 %	4.0 %		

NM - Not meaningful

HercRentals®

1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 24
2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies
3. Based on ARA guidelines

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NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 17 Pricing and Utilization Performance Pricing1 3.8% 4.6% 4.5% 3.3% 2.4% (0.3)% (0.8)% (0.8)% (0.3)% 1.9% 2.8% 3.5% 2019 2020 2021 Q1 Q2 Q3 Q4 Average Fleet at OEC1 2.0% (1.3)% 0.4% 0.7%1.7% (0.5)% (4.5)% (6.0)%(5.1)% (1.9)% 4.3% 14.9% 2019 2020 2021 Q1 Q2 Q3 Q4 Average Fleet on Rent at OEC1 (0.3)% (1.6)% (1.3)%(2.0)% (16.1)% (8.8)% (6.0)% (1.7)% 19.7% 16.0% 21.0% 2019 2020 2021 Q1 Q2 Q3 Q4 $ Utilization2 35.6% 38.0% 40.8% 40.5% 35.7% 30.8% 37.6% 40.6% 38.6% 42.1% 46.0% 44.6% 2019 2020 2021 Q1 Q2 Q3 Q4 1. YoY Change. Based on ARA guidelines. 2. Based on ARA guidelines 0.0%

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 18 Disciplined Capital Management Maturities $ in millions $1,200.0 $456.0 $225.0 2021 2022 2023 2024 2025 2026 2027 No near-term maturities and ample liquidity2 of $1.3 billion provides financial flexibility Free cash flow3 of approximately $214 million for FY 2021 Net debt of $1.9 billion as of December 31, 2021, was up by approximately $260 million from December 31, 2020 after funding acquisition activity of $431.0 million Net leverage3 of 2.1x, compared with 2.4x in December 2020, is currently within our target range of 2.0x to 3.0x Quarterly dividend increased 15% to $0.575 to record holders as of February 23, 2022, payable March 10, 2022 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. Free cash flow excludes cash paid for acquisitions; for a definition and calculation, see the Appendix beginning on Slide 24 $52.6 Finance Leases 2022-2029 AR Facility1 ABL Credit Facility Senior Unsecured Notes Credit Ratings: Moody’s CFR Ba3 S&P BB-/Stable

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 19 A New Cycle in the Making N.A. Equipment Rental Market1 $38 $31 $32 $35 $38 $41 $44 $47 $49 $51 $52 $55 $50 $52 $57 $60 $62 $64 08 09 10 11 12 13 14 15 16 17 18 19 20 21E 22E 23E 24E 25E ’20-'25E CAGR: ~5% Architecture Billings Index3 08 09 10 11 12 13 14 15 16 17 18 19 20 21 Select Market Forecasts2 U.S. Nonresidental Building Starts Actual Forecast 2020 2021 2022 2023 2024 YOY Growth (19)% +12% +8% +6% +4% Sectors with Tailwinds Actual Forecast 2020 2021 2022 2023 2024 Healthcare (2)% 8% 9% 14 8 Warehouse +14% +36% +13% (17)% (13)% Infrastructure (10)% +1% +6% +12% +9% Equipment rental market forecast to grow from about $50 billion in 2020 to $64 billion in 2025 Secular trends favor rental versus ownership Healthcare, warehouse and infrastructure sectors reflect strong growth 1. Source: ARA / IHS Global Insights as of November 2021 3. Source: The American Institute of Architects (AIA) as of December 2021 2. Source: Dodge Analytics U.S. as of November 2021 December 52.0 50

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 20 Shifting Into High Gear 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 24 2. Adjusted EBITDA for 2022 and 2024 reflect guidance ranges We have clear momentum in our results We raised 2021 guidance three times and are now raising our initial 2022 guidance Our 2021-2024 CAGR growth goal is 17% - 20% Adjusted EBITDA margin improved 450 basis points from 38.7% in FY 2020 to 43.2% in FY 2021 Our goal is for adjusted EBITDA margin to be in the high 40's range by 2024 '21 - ' 24 CAGR Goal: 1 7%-20% Adjusted EBITDA and Margin $689 $726 $785 $834 $895 $1,075 38.7% 40.4% 40.8% 41.4% 43.2% FY 2020 LTM Q1- 21 LTM Q2- 21 LTM Q3- 21 FY 2021 FY2022E FY 2024E $750 $1,000 $1,250 $1,500 37.5% 40.0% 42.5% 45.0% 47.5% 50.0% $1,175 $ in millions 1, 2

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 21 Raising Guidance Metric 2021 Actual 2022 Guidance Adjusted EBITDA $894.7 million $1,075 to $1,175 million Net Fleet Capital Expenditures $486.9 million $820 to $1,120 million • Record 2021 results exceeded guidance of $870 to $890 million – Adjusted EBITDA grew to $895 million, up 30% compared with 2020 and 21% compared with 2019 • Raising 2022 adjusted EBITDA guidance range and affirming net fleet capital expenditures guidance range

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 22 Shifting Into High Gear - Growth Goals Through 2024 Metric 2016 - 2020 2021 - 20241 Rental Revenue CAGR 3.4% 12% to 15% Adjusted EBITDA CAGR 6.5% 17% to 20% Adj. EBITDA Margin Range 33% to 41% 45% to 50% Flow-Through 68% 60% to 70% Net Fleet Capital Expenditures $1.8 billion $2.5 to $3.0 billion Implied Market Share - through organic growth 3% 5% 1. Assumes midpoint of 2021 guidance

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 23 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 24

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 25 Rental Revenues $1,701.8 $1,543.7 $1,910.4 2019 2020 2021 Total Revenues $1,999.0 $1,781.3 $2,073.1 2019 2020 2021 Net Income $47.5 $73.7 $224.1 2019 2020 2021 Full Year Financial Highlights: Record Performance Adjusted EBITDA¹ $741.0 $689.4 $894.7 2019 2020 2021 Adjusted EBITDA Margin¹ 37.1% 38.7% 43.2% 2019 2020 2021 Earnings Per Diluted Share $1.63 $2.51 $7.37 2019 2020 2021 +24% +30%+16% $ in millions $ in millions $ in millions $ in millions 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 24 +204% +194% +450 bps

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 26 Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. Return on Invested Capital (ROIC): is defined as adjusted earnings before interest divided by net assets. Adjusted earnings before interest is the sum of earnings before interest plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock-based compensation charges, loss on extinguishment of debt and impairment charges. Net assets is total assets less intangible assets, current liabilities and deferred taxes.

Reconciliation of Net Income and Adjusted Earnings Per Diluted Share

Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business.

	Three Months Ended December 31,			Year Ended December 31,		
	2021	2020	2019	2021	2020	2019
Net income	$71.8	$35.5	$35.1	$224.1	$73.7	$47.5
Loss on extinguishment	—	—	—	—	—	53.6
Restructuring	—	—	(0.1)	—	—	7.7
Impairment	2.8	5.9	4.4	3.2	15.4	5.1
Loss on disposal of business	—	—	—	—	2.8	—
Other[(1)]	1.4	0.4	0.8	2.8	1.7	1.5
Tax impact of adjustments[(2)]	(1.1)	(1.6)	(1.3)	(1.5)	(5.1)	(23.8)
Adjusted net income	**$74.9**	**$40.2**	**$38.9**	**$228.6**	**$88.5**	**$91.6**
Diluted common shares	**30.4**	**29.8**	**29.3**	**30.4**	**29.4**	**29.1**
Adjusted earnings per diluted share	**$2.46**	**$1.35**	**$1.33**	**$7.52**	**$3.01**	**$3.15**

(1) Merger and acquisition related and spin-off costs are included in Other
(2) The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities

HercRentals®

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NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 28 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions

	Three Months Ended December 31,			Year Ended December 31,		
	2021	2020	2019	2021	2020	2019
Net income	**$71.8**	**$35.5**	**$35.1**	**$224.1**	**$73.7**	**$47.5**
Income tax provision	19.6	9.5	18.1	66.3	20.4	16.1
Interest expense, net	22.5	22.5	27.1	86.3	92.6	173.5
Depreciation of rental equipment	113.8	100.2	105.5	420.7	403.9	409.1
Non-rental depreciation and amortization	19.2	15.5	16.5	68.0	62.5	61.0
EBITDA	**246.9**	**183.2**	**202.3**	**865.4**	**653.1**	**707.2**
Non-cash stock-based compensation charges	5.4	6.1	7.0	23.3	16.4	19.5
Restructuring	—	—	(0.1)	—	—	7.7
Impairment	2.8	5.9	4.4	3.2	15.4	5.1
Loss on dispoal of business	—	—	—	—	2.8	—
Other[1]	1.4	0.4	0.8	2.8	1.7	1.5
Adjusted EBITDA	**256.5**	**195.6**	**214.4**	**894.7**	**689.4**	**741.0**
Less: Gain (loss) on sales of rental equipment	5.5	(3.5)	(2.0)	19.8	(5.1)	(0.4)
Less: Gain (loss) on sales of new equipment, parts and supplies	2.9	2.1	2.4	9.8	7.7	10.7
Rental Adjusted EBITDA (REBITDA)	**$248.1**	**$197.0**	**$214.0**	**$865.1**	**$686.8**	**$730.7**
Total Revenues	$578.0	$520.4	$540.1	$2,073.1	$1,781.3	$1,999.0
Less: Sales of rental equipment	22.0	81.8	71.0	113.1	198.5	242.8
Less: Sales of new equipment, parts and supplies	7.6	8.0	9.9	30.1	28.2	44.0
Equipment rental, service and other revenues	**$548.4**	**$430.6**	**$459.2**	**$1,929.9**	**$1,554.6**	**$1,712.2**
Total Revenues	$578.0	$520.4	$540.1	$2,073.1	$1,781.3	$1,999.0
Adjusted EBITDA	$256.5	$195.6	$214.4	$894.7	$689.4	$741.0
Adjusted EBITDA Margin	**44.4 %**	**37.6 %**	**39.7 %**	**43.2 %**	**38.7 %**	**37.1 %**
Equipment rental, service and other revenues	$548.4	$430.6	$459.2	$1,929.9	$1,554.6	$1,712.2
REBITDA	$248.1	$197.0	$214.0	$865.1	$686.8	$730.7
REBITDA Margin	**45.2 %**	**45.8 %**	**46.6 %**	**44.8 %**	**44.2 %**	**42.7 %**
YOY Change in REBITDA	$51.1			$178.3		
YOY Change in Equipment rental, service and other revenues	$117.8			$375.3		
YOY REBITDA Flow-Through	**43.4 %**			**47.5 %**		

(1) Merger and acquisition related and spin-off costs are included in Other.

HercRentals®

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REBITDA Margin Trend

$ in millions	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021
Total Revenues	**$436.2**	**$368.0**	**$456.7**	**$520.4**	**$1,781.3**	**$453.8**	**$490.9**	**$550.4**	**$578.0**	**$2,073.1**
Less: Sales of rental equipment	40.0	31.4	45.3	81.8	198.5	44.2	30.3	16.6	22.0	113.1
Less: Sales of new equipment, parts and supplies	7.0	7.0	6.2	8.0	28.2	6.1	7.8	8.6	7.6	30.1
Equipment rental, service and other revenues	**$389.2**	**$329.6**	**$405.2**	**$430.6**	**$1,554.6**	**$403.5**	**$452.8**	**$525.2**	**$548.4**	**$1,929.9**
Net income (loss)	**($3.7)**	**$2.0**	**$39.9**	**$35.5**	**$73.7**	**$32.9**	**$47.1**	**$72.3**	**$71.8**	**$224.1**
Income tax provision (benefit)	1.1	(1.9)	11.7	9.5	20.4	8.2	14.7	23.8	19.6	66.3
Interest expense, net	24.4	23.3	22.4	22.5	92.6	21.4	21.0	21.4	22.5	86.3
Depreciation of rental equipment	100.4	101.4	101.9	100.2	403.9	100.4	101.1	105.4	113.8	420.7
Non-rental depreciation and amortization	15.8	15.7	15.5	15.5	62.5	15.8	16.0	17.0	19.2	68.0
EBITDA	**$138.0**	**$140.5**	**$191.4**	**$183.2**	**$653.1**	**$178.7**	**$199.9**	**$239.9**	**$246.9**	**$865.4**
Non-cash stock-based compensation charges	3.2	1.7	5.4	6.1	16.4	5.3	7.1	5.5	5.4	23.3
Impairment	6.3	3.2	—	5.9	15.4	—	0.4	—	2.8	3.2
Loss on disposal of business	—	2.8	—	—	2.8	—	—	—	—	—
Other[1]	0.2	1.2	(0.1)	0.4	1.7	0.6	0.3	0.5	1.4	2.8
Adjusted EBITDA	**$147.7**	**$149.4**	**$196.7**	**$195.6**	**$689.4**	**$184.6**	**$207.7**	**$245.9**	**$256.5**	**$894.7**
Less: Gain (loss) on sales of rental equipment	(2.4)	1.8	(1.0)	(3.5)	(5.1)	5.8	5.6	2.9	5.5	19.8
Less: Gain on sales of new equipment, parts and supplies	1.9	1.9	1.8	2.1	7.7	1.9	2.9	2.1	2.9	9.8
Rental Adjusted EBITDA (REBITDA)	**$148.2**	**$145.7**	**$195.9**	**$197.0**	**$686.8**	**$176.9**	**$199.2**	**$240.9**	**$248.1**	**$865.1**
REBITDA Margin	**38.1 %**	**44.2 %**	**48.3 %**	**45.8 %**	**44.2 %**	**43.8 %**	**44.0 %**	**45.9 %**	**45.2 %**	**44.8 %**
YOY REBITDA Flow-Through	**107.4 %**	**31.0 %**	**20.9 %**	**59.4 %**	**27.9 %**	**200.7 %**	**43.4 %**	**37.5 %**	**43.4 %**	**47.5 %**

(1) Merger and acquisition related and spin-off costs are included in Other.

HercRentals®

NYSE: HRI
©2022 Herc Rentals Inc. All Rights Reserved.
30

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 31 Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q4 2021 Q4 2020 Q4 2019 Long-Term Debt, Net $1,916.1 $1,651.5 $2,051.5 (Plus) Current maturities of long-term debt 11.4 12.2 27.0 (Plus) Unamortized debt issuance costs 6.1 7.1 7.9 (Less) Cash and Cash Equivalents (35.1) (33.0) (33.0) Net Debt $1,898.5 $1,637.8 $2,053.4 Trailing Twelve-Month Adjusted EBITDA $894.7 $689.4 $741.0 Net Leverage 2.1x 2.4x 2.8x

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 32 Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Years Ended December 31, 2021 2020 2019 2018 2017 Net cash provided by operating activities $744.0 $610.9 $635.6 $559.1 $349.1 Rental equipment expenditures (593.8) (344.1) (638.4) (771.4) (501.4) Proceeds from disposal of rental equipment 106.9 192.5 224.2 272.3 160.1 Net Fleet Capital Expenditures (486.9) (151.6) (414.2) (499.1) (341.3) Non-rental capital expenditures (48.0) (41.4) (56.9) (77.6) (74.6) Proceeds from disposal of property and equipment 4.6 6.6 7.7 9.7 5.9 Other — — 4.0 — — Free Cash Flow 213.7 424.5 176.2 (7.9) (60.9) Acquisitions, net of cash acquired (431.0) (45.6) (4.2) — — Proceeds from disposal of business — 24.5 — — — (Increase) decrease in Net Debt ($217.3) $403.4 $172.0 ($7.9) ($60.9)

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 33 Historical Fleet at OEC1 (1) Original equipment cost based on ARA guidelines (2) Other includes acquisitions and divestitures of businesses $ in millions FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Beginning Balance $3,384 $3,556 $3,651 $3,777 $3,822 $3,589 $3,626 $3,763 $4,075 $3,589 Expenditures $495 $524 $774 $627 $349 $117 $188 $210 $210 $725 Disposals ($328) ($442) ($607) ($593) ($551) ($111) ($71) ($44) ($60) ($286) Foreign Currency / Other(2) $5 $13 ($41) $11 ($31) $31 $20 $146 $156 $353 Ending Balance $3,556 $3,651 $3,777 $3,822 $3,589 $3,626 $3,763 $4,075 $4,381 $4,381 Proceeds as a percent of OEC 41.7% 39.8% 37.8% 40.9% 37.0% 40.1% 41.3% 42.2% 41.5% 41.8%

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 34 For additional information, please contact: Elizabeth M. Higashi, CFA Vice President, Investor Relations & Sustainability elizabeth.higashi@hercrentals.com 239 301-1024